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                                    EXHIBIT 5
               Form of Individual Variable Annuity Enrollment Form
--------------------------------------------------------------------------------

Application for DirectPoint Individual Variable Annuity            AUL

American United Life Insurance Company(R)
           PO. Box 368, Indianapolis, Indiana 46206-0368

1. Annuitant/Owner                       4. Beneficiary
Name: _________________________________  First: _______________________________
      Last    First     Middle                   Name       Relationship
Address _______________________________  _______________________________________
        Street                            Address
_______________________________________  SS#:___________________________________
 City        State        Zip            Date of Birth:_________________________
Telephone Number_______________________                (month) (day)     (year)
SS#: __________________________________  First:_________________________________
   OR                                           Name            Relationship
Tax ID#: ______________________________  _______________________________________
Date of Birth: ________________________  Address
               (month)  (day)   (year)   SS#:___________________________________
Sex: __ Male __ Female                   Date of Birth: ________________________
2. Owner (if other than Annuitant)                     (month) (day)   (year)
Name:__________________________________
      Last    First       Middle

_______________________________________   Second, if no first beneficiary is living:
Address                                  __ Any lawful children of the owner, share and share alike.
_______________________________________     If any second beneficiary is not living at the time a death
street                                      benefit is payable, the living children, if any, of such
_______________________________________     deceased second beneficiary shall receive, share and
 city            State            zip       share alike, the share of the proceeds which their parent
Telephone Number:______________________     would have received if living.

SS#: __________________________________  __ ____________________________________
                                                Name      Relationship
Date of Birth: ________________________  Address________________________________
                (month)   (day)  (year)  SS#:___________________________________
Sex: __ Male __ Female                   _______________________________________
__ Other: _____________________________  Date of Birth:_________________________
          Name                                         (month)   (day)    (year)
_______________________________________  5.Type of Plan (choose one)
Relationship to Annuitant      Tax ID#   __Non-Qualified  OR
_ ________ Custodian under: UGMA, UTMA   __Tax-Qualified Account(check only one)
    Name                  (circle one)     __IRA        __SEP-IRA  __ Roth IRA
Telephone Number:_____________________     __403(b) TDA __HR-10    __ SIMPLE IRA
                                         __ Retirement Plan: Pension, Profit
                                                Sharing or 401 (k)
                                         __ Other ______________________________
                                         If qualified plan, indicate tax year
                                            for initial premium:
3. Policy Plan                           ______________________________________

__Single Premium  OR             Features
__ Flexible Premium       Standard     Enhanced      Guar. Min.
    (check one below)     Death        Death          Annuit.
                          Benefit      Benefit       Benefit
                          -------      -------       -------
__DirectPoint I              X
__ DirectPoint II                         X
__ DirectPoint III                        X              X

IVADirect-99                                         Form No. 7-14729ARev. 5/00


6. Allocation (choose up to a maximum of 18 options)            8. Replacement
Please allocate the PREMIUM PAYMENTS) in increments             Does any proposed Owner or Annuitant/Owner have any
of 1% as follows. (Note: Premiums will be applied to the AUL    intention of replacing or changing any insurance or annuity
American Money Market Account if allocation is not specified,   in this or any other company by this annuity?
does not total 100%, or Dollar Cost Averaging is requested.)       __ Yes __ No
Variable:
__% AUL American Bond                                           9. NASD Affiliation
__% AUL American Equity                                         Is any proposed Owner or Annuitant/Owner employed by
__% AUL American Managed                                        or associated with an NASD member firm?
__% AUL American Money Market                                   __ Yes __ No
__% Alger American Growth
__% Alger American Small Capitalization*                        10. Suitability Information
__% American Century VP Income & Growth*                        Investment Objective (select one)
__% American Century International*                             __ Capital Preservation (conservative)
__% Calvert Soc Mid Cap Growth*                                 __ Income (moderate)
__% Fidelity VIP Equity Income                                  __ Total Return (moderate)
__% Fidelity VIP Growth                                         __ Capital Appreciation (aggressive)
__% Fidelity VIP High Income                                    Investment Experience                      Number of Years
__% Fidelity VIP Overseas*                                       __Stocks                                  _______________
__% Fidelity VIP II Asset Manager                                __Bonds                                   _______________
__% Fidelity VIP II Contrafund                                   __Mutual Funds                            _______________
__% Fidelity VIP II Index 500                                    __Variable Annuities/Life                 _______________
__% Janus Flexible Income                                        __ Other (specify):_________________      _______________
__% Janus Worldwide Growth                                      Annual Income (salary):___________________________________
__% PBHG Growth 11 (ISF)*                                       Other Income (specify):___________________________________
__% PBHG Tech & Comm (ISF)*                                     Total Household Income:___________________________________
__% Safeco RST Equity                                           Net Worth (assets-liabilities):___________________________
__% Safeco RST Growth*                                          Liquid Net Worth (cash and investments):__________________
__% T Rowe Price Equity Income                                  Approximate Tax Bracket: _______________________________%
__% T Rowe Price Limited Term Bond                              Filing Status: __ Single __ Married __ Head of Household
__% T Rowe Price Mid Cap Growth                                 Number of Dependents:_____________________________________
Fixed: (Note: Not all accounts available in all states)         Proposed Owner or Owner/Annuitant's Occupation
                                                                (if retired, list profession prior to retirement):
__ AUL MVA Fixed Interest Account (not available in             __________________________________________________________
                                certain states)                 Employer Name:____________________________________________
   __% 1-Year* __% 3-Year* __% 5-Year*                          Employer Address__________________________________________
   __% 7-Year  __% 10-Year                                      __________________________________________________________
__ AUL Non-MVA Fixed Account(only available in certain states)  11. Home Office Endorsement
      * Not available for DirectPoint 111 Plans                            (not applicable in NJ. PA or WV)
     NOTE: Total of all allocations must equal 100%

7. Premium Payment Options (choose one)
Choose one of the following premium payment options:
__ Initial Premium $________________________________
     ($1,000 minimum; $50 with APP or monthly list bill)
__ Planned Premium $________________________________
     ($50 minimum) to be billed:
   __ Annually __ Monthly list bill (3 life minimum)
   __ Automatic Premium Payment (APP)
   __ Annuitant/Payee's Account #___________________
   __ Account Type: __ Checking __ Savings

Please attach a blank voided check from this account for verification of account information.
Additional Premium at Issue $_______________________
Check if: __ Direct Rollover  __ Rollover __ Sect. 1035 Exchange

I represent that I have read and understand all the statements and answers given in this application and that they are true and complete to the best of my knowledge and belief.

It is agreed that:

     (a) any annuity issued will be based on the statements and answers given in this application and any amendments to it;

     (b) no agent has the authority to make or after any contract for the company;

     (c) the company may indicate changes in the space entitled "Home Office Endorsement" for administrative purposes only but I must agree in writing to any other changes in this application.

     (d) no contract shall take effect unless and until this application is approved by the company at its home office;

     (e) I have received a current prospectus for each of the investment accounts and mutual fund(s) indicated in section 9;

     (f) all benefits, payments, and values under this contract which are based on the Investment performance of a separate account are variable and not guaranteed as to fixed dollar amount.

The Internal Revenue Service does not require your consent to any portions of this document other than the certification required to avoid backup withholding.

Signed at:______________________________________   on  _________________________
               City and State                                   Date

________________________________________________________________________________
Signature of Proposed Annuitant
________________________________________________________________________________
Signature of Owner if not Proposed Annuitant (include title, if applicable)

To the best of your knowledge, will the annuity applied for replace any existing insurance or annuity? __ Yes __ No
________________________________________________________________________________
AUL Rep. code                            Signature of Registered Representative
________________________________________________________________________________
Signature of other Registered Representatives) if split case
________________________________________________________________________________
AUL Rep. Code                                                Percentage Credit

FLORIDA ONLY:___________________________________________________________________
          Florida License No. FL Licensed Resident Representative (name printed)
________________________________________________________________________________
FL Licensed Resident Representative (signature)

Field Office Principal or
Broker-Dealer Approval:________________________________  on ____________________
                                                                Date
Accepted by American United Life Insurance Company*
at the Home Office by _________________________________  on ____________________
                             Home Office Principal              Date

REGISTERED REPRESENTATIVE/HOME OFFICE USE ONLY:

FRAUD WARNING
(not applicable to residents of AZ, KS, MD, ND, OR, TX, VA, VT or WA)

Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

NOTE FOR COLORADO RESIDENTS

It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or representative of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado division of insurance within the department of regulatory agencies.

NOTE FOR FLORIDA RESIDENTS

Any person who knowingly and with intent to injure or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

NOTE FOR KENTUCKY RESIDENTS

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.



NOTE FOR NEW JERSEY RESIDENTS

Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

NOTE FOR PENNSYLVANIA RESIDENTS

Any person who knowingly and with intent to defraud any insurance company or any other person, files an application for insurance or statement of claim containing any materially false information, or conceals for the purpose of misleading information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such a person to criminal and civil penalties.

TAXPAYER IDENTIFICATION NUMBER CERTIFICATION

Under penalties of perjury, I certify that: 1. The number shown on this application is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding. (You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.)


RECEIPT

___________, _______
Date

Received from ________________ the sum of $ ____________________________________
dollars in connection with an application for a variable annuity from American United Life Insurance Company (R) (AUL). The amount received and the application will be forwarded to the Home Office of AUL for review. If the application for the variable annuity contains all of the required information and is otherwise acceptable to AUL, then the amount set forth above will be applied and invested as specified in the current prospectus describing AUL's DirectPoint variable annuity.


___________________________   ___________________________
Name of Agent                Signature of Agent

ALL CHECKS MUST BE MADE PAYABLE TO AMERICAN UNITED LIFE INSURANCE COMPANY (R), DO NOT MAKE CHECKS PAYABLE TO A REPRESENTATIVE OR ANY OTHER ENTITY OR LEAVE PAYEE BLANK.


Application for DirectPoint Individual Variable Annuity                AUL

American United Life Insurance Company(R)
           PO. Box 368, Indianapolis, Indiana 46206-0368

1. Annuitant/Owner                    4. Beneficiary
Name:______________________________   First:____________________________________
     Last  First    Middle                   Name          Relationship
Address____________________________   __________________________________________
        Street                        Address
___________________________________   SS#:______________________________________
City        State          Zip        Date of Birth:____________________________
Telephone Number: _________________                 (month) (day)        (year)
SS#:___________________________ OR    First:____________________________________
Tax ID#:___________________________         Name              Relationship
Date of Birth: ____________________   __________________________________________
              (month) (day)  (year)    Address
Sex: __ Male __ Female                SS#:______________________________________
2. Owner (if other than Annuitant)    Date of Birth:____________________________
                                                    (month)   (day)      (year)

Name:______________________________
     Last     First      Middle       Second, if no first beneficiary is living:
Address____________________________   __ Any lawful children of the owner, share and share alike.
        Street                           If any second beneficiary is not living at the time a death
___________________________________      benefit is payable, the living children, if any, of such
city       State            zip          deceased second beneficiary shall receive, share and
Telephone Number:__________________      share alike, the share of the proceeds which their parent
SS#:_______________________________      would have received if living.

Date of Birth:_____________________   __  ______________________________________
             (month)  (day)  (year)               Name            Relationship
Sex: __ Male__ Female                 __________________________________________
Other: ____________________________   Address
       Name                           SS#:______________________________________
___________________________________   Date of Birth:____________________________
Relationship to Annuitant   Tax ID#                 (month)   (day)      (year)
__ ______Custodian Under UGMA, UTMA   5. Type of Plan (choose one)
    Name               (circle one)   __Non-Qualified OR
Telephone Number: _________________   __Tax-Qualified Account (check only one)
                                        __IRA         __SEP-IRA    __Roth IRA
                                        __403(b) TDA  __HR-10      __SIMPLE IRA
                                        __ Retirement Plan: Pension, Profit
                                                Sharing or 401 (k)
                                        __Other:________________________________
                                      If qualified plan, indicate tax year for
                                        initial premium:________________________

3.Policy Plan
__Single Premium                        Features
Flexible Premium         Standard   Enhanced   Guar. Min.
    (check one below)    Death      Death       Annuit.
                         Benefit    Benefit     Benefit
                         -------    -------     -------
__ DirectPoint I           X
__ DirectPoint II                     X
__ DirectPoint III                    X            X

IVADirect-99 (MN)                              Form No. 7-14729A (MN)Rev. 5/00


Allocation (choose up to a maximum of 18 options)                 8. Replacement

Please allocate the PREMIUM PAYMENTS) in increments               Does any proposed annuitant have any intention of replacing
of 1% as follows. (Note: Premiums will be applied to the AUL      or changing any insurance or annuity in this or any other
American Money Market Account if allocation is not specified,     company by this annuity?
does not total 100%, or Dollar Cost Averaging is requested.)       __ Yes __ No
Variable
__% AUL American Bond                                             9. NASD Affiliation
__% AUL American Equity                                           Is any proposed Owner or Annuitant/Owner employed by
__% AUL American Managed                                          or associated with an NASD member firm?
__% AUL American Money Market                                     __ Yes __ No
__% Alger American Growth                                         10. Suitability Information
__% Alger American Small Capitalization*                          Investment Objective (select one)
__% American Century VP Income & Growth*                          __ Capital Preservation (conservative)
__% American Century International*                               __ Income (moderate)
__% Calvert Soc Mid Cap Growth*                                   __ Total Return (moderate)
__% Fidelity VIP Equity Income                                    __ Capital Appreciation (aggressive)
__% Fidelity VIP Growth                                           Investment Experience                      Number of Years
__% Fidelity VIP High Income                                       __ Stocks                                 _______________
__% Fidelity VIP Overseas*                                         __ Bonds                                  _______________
__% Fidelity VIP II Asset Manager                                  __ Mutual Funds                           _______________
__% Fidelity VIP II Contrafund                                     __ Variable Annuities/Life                _______________
__% Fidelity VIP II Index 500                                      __ Other (specify):___________________    _______________
__% Janus Flexible Income                                         Annual Income (salary):___________________________________
__% Janus Worldwide Growth                                        Other Income (specify):___________________________________
__% PBHG Growth II (ISF)*                                         Total Household Income: __________________________________
__% PBHG Tech & Comm (ISF)*                                       Net Worth (assets-liabilities): __________________________
__% Safeco RST Equity                                             Liquid Net Worth (cash and investments):__________________
__% Safeco RST Growth*                                            Approximate Tax Bracket:_________________________________%
__% T Rowe Price Equity Income                                    Filing Status: __ Single __ Married __ Head of Household
__%T Rowe Price Limited Term Bond                                 Number of Dependents:_____________________________________
__%T. Rowe Price Mid Cap Growth                                   Proposed Owner or Owner/Annuitant's Occupation
Fixed: (Note: Not an accounts available In all states)             (if retired, list profession prior to retirement):
__AUL MVA Fixed Interest Account (not available in certain        __________________________________________________________
        states)                                                   Employer Name:____________________________________________
  __%1-Year __% 3-Year*  __% 5-Year*                              Employer Address _________________________________________
            __% 7-Year    __% 10-Year                             11. Home Office Endorsement
__AUL Non-MVA Fixed Account (only available in certain states)       (not applicable in NJ, PA or WV)
      * Not available for DirectPoint III Plans
NOTE: Total of all allocations must equal 100%

7. Premium Payment Options (choose one)
Choose one of the following premium payment options:
__ Initial Premium $____________________________________
     ($1,000 minimum; $50 with APP or monthly list bill)
__ Planned Premium $
     ($50 minimum) to be billed:
   __ Annually __ Monthly list bill (3 life minimum)
   __ Automatic Premium Payment (APP)
   Annuitant/Payee's Account # _________________________
   Account Type: __Checking __ Savings

Please attach a blank voided check from this account for verification of account information.
Additional Premium at Issue $___________________________
Check if: __Direct Rollover __Rollover __Sect. 1035 Exchange

I represent that I have read and understand all the statements and answers given in this application and that they are true and complete to the best of my knowledge and belief.

It is agreed that:

     (a) any annuity issued will be based on the statements and answers given in this application and any amendments to it;

     (b) no agent has the authority to make or alter any contract for the company;

     (c) the company may indicate changes in the space entitled "Home Office Endorsement" for administrative purposes only but I must agree in writing to any other changes in this application.

     (d) no contract shall take effect unless and until this application is approved by the company at its home office;

     (e) I have received a current prospectus for each of the investment accounts and mutual fund(s) indicated in section 9;

     (f) all benefits, payments, and values under this contract which are based on the investment performance of a separate account are variable and not guaranteed as to fixed dollar amount.

The Internal Revenue Service does not require your consent to any portions of this document other than the certification required to avoid backup withholding.

When invested in an MVA Fixed Account, the amounts payable under this contract are subject to a market value adjustment if made prior to the end of the guaranteed period and not In the market value adjustment free window.

Signed at:____________________________________________ on ______________________
            City and State                                        Date
________________________________________________________________________________
Signature of Proposed Annuitant
________________________________________________________________________________
Signature of Owner if not Proposed Annuitant (include title, if applicable)
________________________________________________________________________________

To the best of your knowledge, will the annuity applied for replace any existing insurance or annuity? __ Yes __ No
________________________________________________________________________________
AUL Rep. code                       Signature of Registered Representative
________________________________________________________________________________
Signature of other Registered Representatives) if split case
________________________________________________________________________________
AUL Rep. Code                                 Percentage Credit

FLORIDA ONLY:___________________________________________________________________
           Florida License No. FL Warmed Resident Representative (name printed)
________________________________________________________________________________
FL Licensed Resident Representative (signature)

Field Office Principal or
Broker-Dealer Approval: _______________________________________ on______________
                                                                    Date

Accepted by American United Life Insurance Company*
at the Home Office by _________________________________________ on______________
                           Home Office Principal                    Date

REGISTERED REPRESENTATIVE/HOME OFFICE USE ONLY:

FRAUD WARNING
(not applicable to residents of AZ, KS, MD, ND, OR, TX, VA, VT or WA)

Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

NOTE FOR COLORADO RESIDENTS

It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or representative of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado division of insurance within the department of regulatory agencies.

NOTE FOR FLORIDA RESIDENTS

Any person who knowingly and with intent to injure or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

NOTE FOR KENTUCKY RESIDENTS

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

NOTE FOR NEW JERSEY RESIDENTS

Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

NOTE FOR PENNSYLVANIA RESIDENTS

Any person who knowingly and with intent to defraud any insurance company or any other person, files an application for insurance or statement of claim containing any materially false information, or conceals for the purpose of misleading information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such a person to criminal and civil penalties.

TAXPAYER IDENTIFICATION NUMBER CERTIFICATION

I certify that: 1. The number shown on this application is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service
(IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding. (You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.)


RECEIPT

___________, _______
Date

Received from ________________ the sum of $ ____________________________________
dollars in connection with an application for a variable annuity from American United Life Insurance Company (R) (AUL). The amount received and the application will be forwarded to the Home Office of AUL for review. If the application for the variable annuity contains all of the required information and is otherwise acceptable to AUL, then the amount set forth above will be applied and invested as specified in the current prospectus describing AUL's DirectPoint variable annuity.


___________________________   ___________________________
Name of Agent                Signature of Agent

ALL CHECKS MUST BE MADE PAYABLE TO AMERICAN UNITED LIFE INSURANCE COMPANY (R), DO NOT MAKE CHECKS PAYABLE TO A REPRESENTATIVE OR ANY OTHER ENTITY OR LEAVE PAYEE BLANK.